                                                                EXHIBIT 10.10(8)

                                AMENDMENT NO. 8
                                     TO THE
                       UPS QUALIFIED STOCK OWNERSHIP PLAN
                              AND TRUST AGREEMENT

         WHEREAS, United Parcel Service of America, Inc. and certain of its affiliated companies ("UPS") established the UPS Qualified Stock Ownership Plan and Trust ("Plan") effective as of January 1, 1998, to provide their eligible employes with a matching contribution invested in the common stock of UPS ("UPS Stock") and to permit eligible employees to transfer amounts from the UPS Savings Plan to the Plan for the purpose of investing in UPS Stock; and

         WHEREAS, UPS wishes to appoint Boston Safe Deposit and Trust Company ("Boston Safe" or "Trustee") as trustee and Boston Safe is willing to accept such appointment;

         WHEREAS, it is desired to amend the Plan to clarify and supplement the Trustee's rights, duties and responsibilities as set forth in the UPS Qualified Stock Ownership Plan and Trust Agreement, as amended, (the "Agreement").

         NOW, THEREFORE, pursuant to the authority vested in the Board by
Section 12.1 of the Plan, the Agreement is hereby amended as follows:

1. Pursuant to Section 9.15 of the Plan UPS hereby appoints Boston Safe Deposit and Trust Company as trustee of the trust established by the Plan and Boston Safe hereby accepts its appointment as trustee, acknowledges that it assumes the duties established by the Plan and agrees to be bound by the terms contained in the Plan effective March 1, 2003.

2.       Section 9.5 is hereby deleted and replaced as follows:

         "Section 9.5 INVESTMENT OF TRUST FUND. The Committee or an Investment Manager appointed by the Committee shall have sole and exclusive responsibility, authority and discretion to manage, control, invest and reinvest the assets of the Trust Fund. The Trustee shall not have any investment responsibility under the Agreement."

3.       Section 9.6 is hereby deleted and replaced as follows:

         "Section 9.6 Investment in UPS Stock. The purpose of this Plan is to invest primarily in UPS Stock. Accordingly, the Trustee is directed to invest 100% of the Trust Fund in qualifying employer securities, namely Class A shares of UPS Stock except as otherwise may be directed by the Committee or an Investment Manager appointed by the Committee. The Trustee may purchase UPS Stock from any source, provided that the Trustee will pay no more than Fair Market Value for any share. The Trustee may purchase either outstanding shares, newly issued shares, or treasury shares. To the extent that the Trustee needs to obtain cash, the Trustee may sell UPS Stock to the Employer for no less than Fair Market Value. The Committee shall direct the Trustee as to its responsibilities to suspend purchases of UPS Stock when such suspension is necessary to comply with any applicable law or applicable stock exchange rule or regulation in which event purchases will be made or resumed when the Committee reasonably concludes that purchases are permitted under applicable law. The recordkeeper selected by the Committee will account for the cost or other basis of all UPS Stock held in the Trust Fund in accordance with section 1.402(a)-1(b)(2)(ii) of the income tax regulations under the Code.

4.       Section 9.7 is hereby deleted and replaced as follows:

         "Section 9.7 OTHER INVESTMENTS. The Committee or the Investment
         Manager appointed by the Committee shall have sole and exclusive responsibility, authority and discretion to manage, control, invest and reinvest the Trust Fund in assets other than UPS Stock in its discretion. The Employer agrees that at no time will the assets of the Plan be invested in real estate or foreign securities."

5.       Section 9.8(a) is hereby deleted and replaced as follows:

         "(a) As directed by the Committee or an Investment Manager, to sell, exchange, or otherwise dispose of any property at any time held or acquired by the Trust Fund, at public or private sale, for cash or on terms, without advertisement, including the right to lease for any term."

6.       Section 9.8(1) is hereby deleted and replaced as follows:

         "(1) to use reasonable efforts to assist the Employer in meeting any tax obligations of the Plan to the extent requested by the Employer. The Employer shall provide the Trustee with any information needed for the Trustee to meet any such obligations and direct the Trustee to pay any amounts due. The Trustee shall have no responsibility or liability with respect to any tax obligations, now or hereafter imposed on the Employer or the Plan by any taxing authorities, except as provided by applicable law. The Employer shall prepare and file Form 990, based on information in part supplied by the Trustee, as required by law;"


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
7. Section 9.12 is hereby amended by inserting the following under "UPS Shares" and before Section 9.12(a)(1):

         "(a) UPS SHARES. The Employer has engaged a third party recordkeeper, which has the responsibility to maintain Participant records, including the names, addresses and number of shares of Participants and Beneficiaries holding UPS Stock. The recordkeeper's duties with regard to proxies is to provide the Trustee with a list which includes the name, address and number of shares held for each Participant and Beneficiary as of the applicable date. The Trustee has the responsibility to furnish Participants and Beneficiaries with the information set forth in Section 9.12(a)(3) of the Agreement, to reconcile the number of shares that are voted or tendered by Participants and Beneficiaries and to vote or tender the remaining shares pursuant to Sections 9.12(a)(1) and 9.12(a)(2)."

8. Section 9.12(b) is amended by deleting the first two sentences and replacing them with the following:

         "With respect to Securities held in the Trust Fund other than UPS Stock, the Trustee will be obligated to vote, tender or exercise other similar rights in accordance with the direction of the Committee or an Investment Manager, and the Trustee will be precluded from exercising such rights except in accordance with such directions."

9. Section 9.14 is hereby amended by deleting the second sentence and inserting the following:

         "In preparing such report the Trustee will be entitled to rely completely on the Fair Market Value of UPS Stock as determined by the Board or an independent appraiser each acting as a named fiduciary for such valuation purposes."

10.      Section 9.16 is hereby amended by adding at the end the following:

         "The Trustee shall not be responsible for (i) the title, validity or genuineness of any property or evidence of title thereto received by it or delivered by it pursuant to the Agreement, (ii) losses or damages suffered by the Trust Fund as a result of the insolvency of any custodian, subtrustee or subcustodian, except to the extent that the Trustee is an affiliate of such entity or was negligent in its selection or continued retention of such entity, (iii) any diminution of value of any securities or other property held by the Trustee (or its subcustodians) absent the Trustee's breach of the Agreement, or
         (iv) indirect, consequential or special damages with respect to its role as Trustee. The Trustee shall be protected in relying upon the


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
         directions of the Employer, the Committee, any Investment Manager, or any other Named Fiduciary and their designees."

11. A new Section 9.17 is hereby created and added after Section 9.16 as follows:

         "Section 9.17 INDEMNIFICATION OF THE TRUSTEE. The Employer agrees to indemnify and hold harmless the Trustee from all claims, liabilities, losses, damages and expenses, including reasonable attorneys' fees and expenses, incurred by the Trustee in connection with the Agreement, except as a result of the Trustee's (or its affiliates' and agents') error, negligence, breach of the Agreement, or willful misconduct."

12. A new Section 9.18 is hereby created and added at the end of Article IX as follows:

         "Section 9.18. FORCE MAJEURE. Except as provided otherwise by ERISA and notwithstanding anything in the Agreement to the contrary, the Trustee shall not be responsible or liable for its failure to perform under the Agreement or for any losses to the Trust Fund resulting from any event beyond the reasonable control of the Trustee, its agents, or subcustodians, including but not limited to nationalization, strikes, expropriation, devaluation, seizure, or similar action by any governmental authority of currency restrictions, exchange controls, levies or other charges affecting the Trust Fund's property; or the breakdown or malfunction of any utilities or telecommunications systems; or any order or regulation of any banking or securities industry including changes in market rules and market conditions affecting the execution or settlement of transactions; or acts of war, terrorism, insurrection or revolution, or acts of God; or any other similar event."

13. Article X is hereby amended to add the following paragraph at the end thereof:

         "If the Trustee advances cash or securities for any purpose or is assessed taxes, interest, charges, expenses, assessments, or other liabilities in connection with the performance of its duties under the Agreement, except such as may arise from its own negligent action, negligent failure to act or willful misconduct, any property at any time held in the Trust Fund shall be security therefor and the Trustee shall be entitled to collect from the Trust Fund sufficient cash for reimbursement, and if such cash is insufficient, dispose of the assets of the Trust Fund to the extent necessary to obtain reimbursement. To the extent that the Trustee advances funds to the Plan for disbursements or to effect the settlement of purchase transactions, the Trustee shall be entitled to collect from the Trust Fund an amount equal to


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
         what would have been earned on the sums advanced (an amount approximating the "federal funds" interest rate)."

14. The Employer and the Trustee hereby each represent and warrant to the other that it has full authority to enter into this Amendment upon the terms and conditions hereof and that the individual executing this Amendment on its behalf has the requisite authority to bind the Employer or Trustee to this Amendment.

15. Capitalized terms not specifically defined herein shall have the same meaning ascribed to them under the Agreement.

16. Except as specifically amended hereby, the Agreement shall remain in full force and effect in accordance with its terms.

         IN WITNESS WHEREOF, the undersigned certify that United Parcel Service of America, Inc. based upon action by its Board of Directors dated the 13th day of February, 2003, has caused this Amendment No. 8 to be adopted.

UNITED PARCEL SERVICE                        ATTEST:
OF AMERICA, INC.


/s/ Michael L. Eskew                         /s/ Joseph R. Moderow
---------------------------                  --------------------------
Michael L. Eskew                             Joseph R. Moderow
Chairman                                     Secretary

BOSTON SAFE DEPOSIT AND                      ATTEST:
TRUST COMPANY


By: /s/ Melissa A. Kennedy                   By: /s/ Terrence S. King
   ------------------------                      -----------------------
Name: Melissa A. Kennedy                         Terrence S. King
      ---------------------
Title: Vice President
      ---------------------
Date: February 25, 2003
      ---------------------


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